UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2013

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Deferred Stock. On February 7, 2013, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of the Company approved the grant of shares of deferred stock under the Philip Morris International Inc. 2012 Performance Incentive Plan (the “2012 Performance Incentive Plan”) to the following persons in the amounts indicated below:

Name	Shares of Deferred Stock
André Calantzopoulos	74,260
Louis C. Camilleri	163,990
Jacek Olczak	42,080
Matteo L. Pellegrini	27,650

All awards of deferred stock vest on February 17, 2016. The form of deferred stock agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Annual Incentive Compensation Awards. On February 7, 2013, the Committee approved annual incentive compensation awards for 2012, payable in cash, to the following persons, in the amounts indicated below:

Name	Annual Incentive Award
	CHF	US$
André Calantzopoulos	3,655,000	4,016,040	(1)
Louis C. Camilleri		7,500,000
Jacek Olczak	2,000,000	2,197,560	(1)
Matteo L. Pellegrini	1,489,000	1,636,080	(1)
Hermann G. Waldemer	1,330,000	1,461,380	(1)(2)

(1)	Annual incentive compensation awards earned in Swiss Francs are converted to U.S. dollars using the average conversion rate on February 7, 2013 of CHF1.00 = $1.09878.

(2) In connection with his retirement, Mr. Waldemer's incentive compensation award was pro-rated through July 31, 2012, as set forth in the separation agreement and release filed with the Securities and Exchange Commission on Form 8-K dated May 10, 2012.

Base Salaries. No changes were made to the base salaries of Messrs. Calantzopoulos, Camilleri, Olczak or Pellegrini from the previously disclosed 2012 levels.

Future Programs
On February 7, 2013, the Committee approved the formulae for determining the maximum award amounts for equity awards issued in 2014 with respect to 2013 and for 2013 incentive compensation awards. The formulae reflect the Company’s intention to preserve, to the extent possible, the tax deductibility of equity awards and cash incentive compensation made to covered officers under Section 162(m) (1) – (4) of the Internal Revenue Code.
Under the formula for equity awards, the maximum equity award grant value amounts for the 2014 equity awards are determined based on a performance incentive pool equal to 0.75% of the adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual awards are limited to the maximum provided in the 2012 Performance Incentive Plan of 500,000 shares or such lesser number as may be provided in any successor plan.
Under the formula for incentive compensation awards, the maximum award amounts are determined based on a performance incentive pool equal to 0.6% of the 2013 adjusted net earnings as defined above. In addition, individual award amounts are limited to the shareholder-approved maximum set forth in the 2012 Performance Incentive Plan of $12.0 million (taking into account both cash and the fair market value of any common stock payable with respect to such award).
At the conclusion of 2013, the performance pools for the 2014 deferred stock awards and the incentive compensation awards will be calculated and divided among the covered officers. The Chairman and Chief Executive Officer’s maximum award from each performance pool is limited to one-third of the pool, and the remaining covered officers each will be eligible for a maximum award equal to one-sixth of the pool, in each case, subject to the individual maximum awards defined in the 2012 Performance Incentive Plan.
The Company will provide additional information regarding the compensation of its named executive officers in its proxy statement for the 2013 Annual Meeting of Shareholders, which will be issued in March 2013.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Deferred Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:    /s/ JERRY WHITSON
Name:    Jerry Whitson

Title:	Deputy General Counsel and Corporate Secretary
DATE: February 12, 2013

EXHIBIT INDEX

Exhibit No.    Description

10.1	Form of Deferred Stock Agreement